UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

DYNARESOURCE, INC.

(Name of Registrant as Specified In Its Charter)

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☐ Fee paid previously with preliminary materials

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SUPPLEMENT TO THE PROXY STATEMENT FOR THE
2025 ANNUAL MEETING OF STOCKHOLDERS
OF DYNARESOURCE, INC.
TO BE HELD ON MONDAY, JUNE 23, 2025

This Proxy Statement Supplement, dated June 11, 2025 (the “Supplement”), supplements the Definitive Proxy Statement of DynaResource, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2025 (the “Proxy Statement”), relating to the 2025 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Monday, June 23, 2025 at 12:00 p.m. Central Time, virtually via live webcast at www.virtualshareholdermeeting.com/DYNR2025.

This Supplement is being filed with the SEC and is being made available to the stockholders of the Company on or about June 11, 2025. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent the information in this Supplement differs from or updates information in the Proxy Statement, stockholders should rely on the information contained in this Supplement. Stockholders should also read the entire Proxy Statement, this Supplement (which contains important information that supplements and updates the Proxy Statement), and any additional proxy materials carefully before voting any shares.

Withdrawal of Nominee for Director

Tayler Diepholz, a nominee for election as a Class I director at the Annual Meeting, has informed the Company’s Board of Directors that he has determined to not stand for election as a Class I director at the Annual Meeting. As a result, Mr. Diepholz is no longer a director nominee for election as a Class I director at the Annual Meeting. Although Mr. Diepholz will not stand for election as a Class I director at the Annual Meeting, the other director nominees named in the Proxy Statement will continue to stand for election as directors of the Company at the Annual Meeting as described in the Proxy Statement.

Voting Matters

If you have already returned your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies received with instructions to vote for the election of Mr. Diepholz as a Class I director will not be voted with respect to his election, but will continue to be voted as directed or otherwise as set forth therein and described in the Proxy Statement with respect to all other nominees and matters properly brought before the Annual Meeting, unless properly revoked. Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.

If you have not yet returned your proxy card or submitted your voting instructions, please complete and return the proxy card or submit voting instructions, disregarding Mr. Diepholz’s name as a nominee for election as a Class I director.

None of the other items to be acted upon at the Annual Meeting, which are described in the Proxy Statement, are affected by this Supplement. The shares represented by proxy cards returned or voting instructions submitted before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or pursuant to the voting instructions. Information about how to vote your shares is available in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 23, 2025: The Company’s Proxy Statement and 2025 Annual Report are available on our website at www.dynaresource.com and at www.proxyvote.com. This Supplement is also being made available online at the same locations.